News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
October 23, 2017	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 3rd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2017. Net income increased 7.74% to $8.8 million compared to $8.2 million for the same period of 2016. Diluted net income per common share increased 7.46% to $0.72 compared to $0.67 for the same period in 2016.

The Corporation further reported net income of $26.5 million for the nine months ended September 30, 2017 versus $30.1 million for the comparable period of 2016, which included an after-tax gain on the sale of the Corporation’s insurance subsidiary of $5.8 million. Diluted net income per common share was $2.17 for the nine months ended September 30, 2017 versus $2.43 for the comparable period of 2016. Return on assets for the nine months ended September 30, 2017 was 1.18% compared to 1.35% for the nine months ended September 30, 2016.

Norman L. Lowery, President and Chief Executive Officer, commented, “We are pleased with our third quarter 2017 results. We have experienced continued loan growth which is driving increases in our interest income.”

Book value per share was $36.29 at September 30, 2017, a 4.70% increase from the $34.66 at September 30, 2016. Shareholders’ equity increased 5.02% to $443.6 million from $422.4 million on September 30, 2016.

Average total loans for the third quarter of 2017 were $1.86 billion, an increase of $55.9 million or 3.11%, versus the $1.80 billion for the comparable period in 2016. Total loans outstanding increased $45.0 million, or 2.47% to $1.87 billion as of September 30, 2017 from $1.82 billion as of September 30, 2016.

Average total deposits for the quarter ended September 30, 2017 were $2.41 billion versus $2.40 billion as of September 30, 2016.

The company’s tangible common equity to tangible asset ratio was 13.83% at September 30, 2017, compared to 12.93% at September 30, 2016.

Net interest income for the third quarter of 2017 was $27.1 million compared to the $26.4 million reported for the same period of 2016. The net interest margin for the nine months ended September 30, 2017 increased to 4.08% compared to 4.05% for the same period ending September 30, 2016.

The provision for loan losses for the three months ended September 30, 2017 was $1.2 million compared to $1.1 million for the third quarter of 2016. Net charge-offs were $1.1 million for the third quarter of 2017 compared to $1.5 million in the same period of 2016. The Corporation’s allowance for loan losses as of September 30, 2017 was $19.8 million compared to $19.1 million as of September 30, 2016. The allowance for loan losses as a percent of total loans was 1.06% as of September 30, 2017 compared to 1.05% as of September 30, 2016.

Nonperforming loans decreased 13.3% to $22.8 million as of September 30, 2017 versus $26.3 million as of September 30, 2016. The ratio of nonperforming loans to total loans and leases was 1.22% as of September 30, 2017 versus 1.44% as of September 30, 2016.

Non-interest income for the three months ended September 30, 2017 was $8.5 million compared to $7.9 million as of September 30, 2016. On a year-over-year basis, service charges and fees on deposit accounts increased $283 thousand to $3.0 million.

Non-interest expense for the three months ended September 30, 2017 was $22.3 million compared to $22.0 million in 2016. The Corporation’s efficiency ratio was 59.48% for the nine months ending September 30, 2017 versus 55.97% for the same period in 2016.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, and The Morris Plan Company of Terre Haute.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
END OF PERIOD BALANCES
Assets	$2,982,342	$2,974,688	$3,019,323	$2,982,342	$3,019,323
Deposits	$2,453,411	$2,427,723	$2,479,241	$2,453,411	$2,479,241
Loans, including net deferred loan costs	$1,866,564	$1,857,030	$1,821,525	$1,866,564	$1,821,525
Allowance for Loan Losses	$19,802	$19,680	$19,074	$19,802	$19,074
Total Equity	$443,558	$434,454	$422,374	$443,558	$422,374
Tangible Common Equity (a)	$407,459	$398,242	$385,766	$407,459	$385,766

AVERAGE BALANCES
Total Assets	$2,974,616	$2,974,260	$2,977,329	$2,977,330	$2,961,163
Earning Assets	$2,775,366	$2,779,361	$2,742,151	$2,773,906	$2,738,097
Investments	$912,439	$920,453	$936,059	$917,497	$946,001
Loans	$1,856,726	$1,847,484	$1,800,796	$1,848,534	$1,779,936
Total Deposits	$2,414,561	$2,436,440	$2,399,596	$2,431,721	$2,413,522
Interest-Bearing Deposits	$1,993,839	$2,009,932	$1,855,077	$1,991,873	$1,868,413
Interest-Bearing Liabilities	$58,755	$51,752	$59,815	$53,557	$50,231
Total Equity	$440,998	$430,975	$433,511	$432,882	$418,289

INCOME STATEMENT DATA
Net Interest Income	$27,108	$26,560	$26,351	$80,175	$78,567
Net Interest Income Fully Tax Equivalent (b)	$28,691	$28,137	$27,907	$84,859	$83,200
Provision for Loan Losses	$1,185	$1,040	$1,091	$3,821	$2,361
Non-interest Income	$8,540	$8,113	$7,923	$27,702	$38,503
Non-interest Expense	$22,284	$22,088	$22,006	$66,949	$68,113
Net Income	$8,794	$8,352	$8,162	$26,515	$30,069

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.72	$0.68	$0.67	$2.17	$2.43
Cash Dividends Declared Per Common Share	$—	$0.50	$—	$0.50	$0.50
Book Value Per Common Share	$36.29	$35.54	$34.66	$36.29	$34.66
Tangible Book Value Per Common Share (c)	$33.12	$32.12	$32.57	$33.33	$31.66
Basic Weighted Average Common Shares Outstanding	12,224	12,224	12,186	12,222	12,356

(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 65%.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Return on average assets	1.18%	1.12%	1.10%	1.19%	1.35%
Return on average common shareholder's equity	7.98%	7.75%	7.23%	8.15%	9.56%
Efficiency ratio	59.85%	60.93%	61.42%	59.48%	55.97%
Average equity to average assets	14.83%	14.49%	14.56%	14.54%	14.13%
Net interest margin	4.14%	4.05%	4.05%	4.08%	4.05%
Net charge-offs to average loans and leases	0.23%	0.19%	0.34%	0.20%	0.24%
Loan and lease loss reserve to loans and leases	1.06%	1.06%	1.05%	1.06%	1.05%
Loan and lease loss reserve to nonperforming loans and other real estate	86.93%	89.05%	65.69%	86.93%	65.69%
Nonperforming loans to loans and leases	1.22%	1.10%	1.44%	1.22%	1.44%
Tier 1 leverage	14.05%	13.73%	13.23%	14.05%	13.23%
Risk-based capital - Tier 1	18.04%	17.80%	17.46%	18.04%	17.46%

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Accruing loans and leases past due 30-89 days	$6,864	$8,846	$6,983	$6,864	$6,983
Accruing loans and leases past due 90 days or more	$1,389	$1,117	$1,144	$1,389	$1,144
Nonaccrual loans and leases	$13,965	$11,255	$16,235	$13,965	$16,235
Total troubled debt restructuring	$7,424	$7,984	$8,886	$7,424	$8,886
Other real estate owned	$1,866	$2,384	$2,772	$1,866	$2,772
Nonperforming loans and other real estate owned	$24,644	$22,740	$29,037	$24,644	$29,037
Total nonperforming assets	$38,336	$35,024	$40,548	$38,336	$40,548
Gross charge-offs	$1,964	$2,090	$2,724	$6,328	$6,206
Recoveries	$901	$1,335	$1,202	$3,536	$2,973
Net charge-offs/(recoveries)	$1,063	$755	$1,522	$2,792	$3,233

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and due from banks	$61,003	$75,012
Federal funds sold	9,398	6,952
Securities available-for-sale	835,424	853,725
Loans:
Commercial	1,109,098	1,106,182
Residential	429,311	423,911
Consumer	325,035	305,881
	1,863,444	1,835,974
(Less) plus:
Net deferred loan costs	3,120	3,206
Allowance for loan losses	(19,802)	(18,773)
	1,846,762	1,820,407
Restricted stock	10,379	10,359
Accrued interest receivable	13,364	12,311
Premises and equipment, net	47,289	49,240
Bank-owned life insurance	84,644	83,737
Goodwill	34,355	34,355
Other intangible assets	1,744	2,109
Other real estate owned	1,866	2,531
Other assets	36,114	37,789
TOTAL ASSETS	$2,982,342	$2,988,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$438,207	$564,092
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	41,156	43,759
Other interest-bearing deposits	1,974,048	1,820,675
	2,453,411	2,428,526
Short-term borrowings	23,514	80,989
FHLB advances	—	132
Other liabilities	61,859	64,485
TOTAL LIABILITIES	2,538,784	2,574,132

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,595,320 in 2017 and 14,578,758 in 2016
Outstanding shares-12,223,750 in 2017 and 12,216,712 in 2016	1,822	1,820
Additional paid-in capital	75,053	74,525
Retained earnings	442,229	421,826
Accumulated other comprehensive loss	(5,431)	(14,164)
Less: Treasury shares at cost-2,371,570 in 2017 and 2,362,046 in 2016	(70,115)	(69,612)
TOTAL SHAREHOLDERS’ EQUITY	443,558	414,395
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,982,342	$2,988,527

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME:
Loans, including related fees	$23,119	$21,753	$67,385	$64,208
Securities:
Taxable	3,500	3,506	10,887	11,031
Tax-exempt	1,859	1,826	5,529	5,466
Other	327	365	978	1,096
TOTAL INTEREST INCOME	28,805	27,450	84,779	81,801
INTEREST EXPENSE:
Deposits	1,561	1,016	4,307	3,033
Short-term borrowings	98	51	215	100
Other borrowings	38	32	82	101
TOTAL INTEREST EXPENSE	1,697	1,099	4,604	3,234
NET INTEREST INCOME	27,108	26,351	80,175	78,567
Provision for loan losses	1,185	1,091	3,821	2,361
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	25,923	25,260	76,354	76,206
NON-INTEREST INCOME:
Trust and financial services	1,194	1,270	3,660	3,896
Service charges and fees on deposit accounts	3,048	2,765	8,829	7,870
Other service charges and fees	3,070	3,062	9,369	9,211
Securities gains/(losses), net	27	13	44	26
Insurance commissions	33	35	91	2,340
Gain\(loss) on sale of certain assets and liabilities of insurance brokerage operation	—	(199)	—	12,822
Gain on sales of mortgage loans	535	522	1,255	1,407
Other	633	455	4,454	931
TOTAL NON-INTEREST INCOME	8,540	7,923	27,702	38,503
NON-INTEREST EXPENSE:
Salaries and employee benefits	12,790	12,883	38,685	39,620
Occupancy expense	1,769	1,785	5,298	5,238
Equipment expense	1,792	1,878	5,424	5,523
FDIC Expense	228	356	689	1,210
Other	5,705	5,104	16,853	16,522
TOTAL NON-INTEREST EXPENSE	22,284	22,006	66,949	68,113
INCOME BEFORE INCOME TAXES	12,179	11,177	37,107	46,596
Provision for income taxes	3,385	3,015	10,592	16,527
NET INCOME	8,794	8,162	26,515	30,069
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	(51)	777	8,182	6,077
Change in funded status of post retirement benefits, net of taxes	184	304	551	912
COMPREHENSIVE INCOME	$8,927	$9,243	$35,248	$37,058
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.72	$0.67	$2.17	$2.43
Weighted average number of shares outstanding (in thousands)	12,224	12,186	12,222	12,356